EXHIBIT 3.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             SMARTSERV ONLINE, INC.


          It is hereby certified that:

          1. The name of the corporation is Smartserv Online, Inc.

          2. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 20, 1993. The name under which the corporation was incorporated was Smart Phone Communications (Delaware), Inc.

          3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the existing Certificate of Incorporation of this corporation pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          4. The text of the existing Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

                                   ARTICLE ONE
                                   -----------

          The name of the corporation (hereinafter called the "Corporation") is Smartserv Online, Inc.

                                   ARTICLE TWO
                                   -----------

          The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

                                  ARTICLE THREE
                                  -------------

          The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR
                                  ------------

          The aggregate number of shares which the Corporation shall have authority to issue is 15,000,000 shares, all of which shall be Common Stock, par value $.01 per share.

                                  ARTICLE FIVE
                                  ------------

          In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the following provisions are inserted in this Amended and Restated Certificate of Incorporation for the regulation and conduct of the business and affairs of the Corporation:

          1. The property, affairs and business of the Corporation shall be managed by its Board of Directors consisting of not less than three (3) nor more than fifteen (15) persons. The exact number of directors within the maximum limitations specified shall be fixed from time to time by resolution of a majority of the whole Board of Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, which shall be as nearly equal in number as possible. The Corporation's Class I directors, Class II directors and Class III directors will serve until the annual meeting of the Corporation's stockholders to be held in 1996, 1997 and 1998, respectively, and until their respective successors are duly elected and qualified or until their earlier resignation or removal. At each annual meeting of stockholders thereafter, the successors of the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third successive annual meeting of stockholders and until their respective successors shall be elected and qualify. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Newly created directorships and eliminated directorships shall be so apportioned among the classes of directors as to make all such classes as nearly equal in number as possible.

          2. Directors may be removed from office without cause by the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote at an election of directors.

          3. Newly created directorships resulting from an increase in the number of directors and all vacancies occurring on the Board, including vacancies occurring on the Board by reason of the removal of directors, may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors, and directors so chosen shall hold office until their respective successors shall be elected and qualified.

          4. The directors of the Corporation, by the affirmative vote of a majority of the whole Board, at any regular or special meeting, shall have the power to adopt, amend or repeal By-Laws of the Corporation, provided, however, that such power of the Board shall not divest the stockholders of the Corporation of their power to adopt, amend or repeal By-Laws of the Corporation.

          5. In addition to the powers and authorities conferred upon the Board of Directors of the Corporation by this Amended and Restated Certificate of Incorporation, the Board of Directors of the Corporation may exercise all such powers and take all such actions as may be exercised or taken by the Corporation, subject, however, to the provisions of the laws of the State of Delaware, this Amended and Restated Certificate of Incorporation and the By-Laws of the Corporation.

          6. Any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to the rights of creditors and preferred stockholders, if any, for the distribution pro-rata among the stockholders of the Corporation of the assets of the Corporation, wholly or in part, in cash or in kind, whether such assets be in cash or other property, and any such vote or votes may authorize the Board of Directors of the Corporation to determine the valuation of the different assets of the Corporation for the purpose of such liquidation and may divide or authorize the Board of Directors to divide such assets or any part thereof among the stockholders of the Corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash and/or property of the Corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

          7. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the laws of the State of Delaware, such corporate action may only be taken at a meeting of stockholders and not by written consent.

          8. Special meetings of the stockholders for any purpose or purposes may be called at any time by the President or Secretary of the Corporation or by resolution of the Board of Directors and shall be called by the President or Secretary upon the written request of stockholders holding not less than fifty-one percent (51%) of the outstanding capital stock of the Corporation.

                                   ARTICLE SIX
                                   -----------

          The Corporation is to have perpetual existence.

                                  ARTICLE SEVEN
                                  -------------

          No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under

Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article Seven, shall eliminate or reduce the effect of this Article Seven in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Seven would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE EIGHT
                                  -------------

          From time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article Eight.

          5. The Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on March 18, 1996

                                        SMARTSERV ONLINE, INC.



                                        By: /s/ Steven T. Francesco
                                            ------------------------------------
                                            Steven T. Francesco, President

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             SMARTSERV ONLINE, INC.

It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is SMARTSERV ONLINE, INC.

          2. The certificate of incorporation of the Corporation is hereby amended by striking out Article "FOUR" thereof and by substituting in lieu of said Article the following new Article "FOUR":

               "FOUR: The aggregate number of shares which the Corporation shall have authority to issue is 41,000,000, divided into two classes: (i) 40,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"); and (ii) 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

          A.     Common Stock

               (1) General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any class as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any class.

               (2) Voting. Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the stockholders.

               (3) Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

               (4) Liquidation. Upon the dissolution or liquidation of the Company, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Company available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

          B.     Preferred Stock

               The Preferred Stock may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors from time to time, pursuant to the authority herein given, a copy of which resolution or resolutions shall have been set forth in a Certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issuance of the stock of such series. All shares of any one series of Preferred Stock shall be alike in every particular. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                    (1) the number of shares  constituting  that  series and the distinctive designation of that series;

                    (2) whether  the  holders of shares of that series  shall be entitled to receive dividends and, if so, the rates of such dividends, conditions under which and times such dividends may be declared or paid, the preference of any such dividends to, in relation to, the dividends payable on any other class or classes of stock or any other series of the same class and whether dividends shall be cumulative or noncumulative and, if cumulative, from which date or dates;

                    (3) whether the holders of shares of that series  shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

                    (4) whether  shares of that series shall have  conversion or exchange privileges into or for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or other class or classes of stock of the Corporation and, if so, the terms and conditions of such conversion or exchange including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

                    (5) whether  shares of that series shall be redeemable  and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                    (6) whether  shares of that  series  shall be subject to the operation of a retirement or sinking fund and, if so subject, the extent to and the manner in which it shall be applied to the purchase or redemption of the shares of that series, and the terms and provisions relative to the operation thereof;

                    (7) the  rights  of  shares  of that  series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and any preference of any such rights to, and the relation to, the rights in respect thereto of any class or classes of stock or any other series of the same class; and

                    (8)  whether  shares  of that  series  shall be  subject  or entitled to any other preferences, and the other relative, participating, optional or other special rights and qualifications, limitations or restrictions of shares of that series and, if so, the terms thereof;

                    provided,  however, that if the stated dividends and amounts payable on liquidation with respect to shares of any series of Preferred Stock are not paid in full, then the shares of all series of Preferred Stock shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets (other than by way if dividends) in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full."

          3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on May 29, 1998.

                                        /s/ Sebastian E. Cassetta
                                        ----------------------------------------
                                        Chief Executive Officer

Attest:

/s/ Thomas Haller
--------------------------------
Thomas Haller, Vice President

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             SMARTSERV ONLINE, INC.
                            -------------------------
                            (PURSUANT TO SECTION 242)

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is SMARTSERV ONLINE, INC.

     2. The certificate of incorporation of the Corporation is hereby amended by adding the following paragraph to Article "FOUR" thereof to follow the first paragraph of said Article "FOUR":

     Every six issued and outstanding shares of the Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation shall, upon the filing date of this Certificate of Amendment (which filing date shall also be the effective date), automatically be combined into one issued and outstanding share of Common Stock, par value $.01 per share; provided, however, that fractional shares of Common Stock will not be issued in connection with such reclassification, and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment from the Corporation determined by multiplying six times such fractional share of Common Stock by the average of the bid and asked price per share of Common Stock as quoted on the NASD OTC Bulletin Board for the five trading days immediately preceding the effective date of this Certificate of Amendment.


Signed on October 16, 1998.

                                /s/ Sebastian E. Cassetta
                                ------------------------------------------------
                                Chief Executive Officer

Attest:

/s/ Thomas Haller
---------------------------------
Thomas Haller, Vice President

                            CERTIFICATE OF AMENDMENT

                           OF THE AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             SMARTSERV ONLINE, INC.

     Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned executes the following Certificate of Amendment of the Amended and Restated Certificate of Incorporation of SmartServ Online, Inc. (the "Corporation"):

          1. The name of the corporation is SmartServ Online, Inc.

          2. The amended and restated certificate of incorporation of the Corporation, as amended to date, is to be further amended by adding the following paragraph immediately after the second paragraph of ARTICLE FOUR thereof:

          "Effective on Tuesday, November 25, 2003, every six (6) shares of Common Stock, $.01 par value per share, of the Corporation issued and outstanding or held in the Treasury of the Corporation automatically shall be combined into one (1) share of Common Stock of the Corporation. There shall be no fractional shares issued. Each holder of shares of Common Stock who otherwise would be entitled to receive a fractional share shall be entitled to receive a cash payment in lieu thereof at a price equal to the fraction to which such holder would otherwise be entitled to receive multiplied by the closing price of Common Stock as reported in The Wall Street Journal on the last trading day prior to the filing of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation, or, if such prices is not available, the average of the last bid and asked prices of the Common on such day, or such other prices as may be determined by the Board of Directors of the Corporation."

          3. The foregoing amendment was duly adopted pursuant to Section 242 of the Delaware General Corporation Law by unanimous consent of the Board of Directors of the Corporation pursuant to Section 141(f) of the Delaware General Corporation Law and by a majority of the outstanding shares of common stock of the Corporation at the Special Meeting of Stockholders that took place on November 5, 2003.

Date: November 24, 2003

                                        /s/ Thomas W. Heller
                                        ----------------------------------------
                                        Name: Thomas W. Heller
                                        Title: Senior Vice President and
                                        Chief Financial Officer

              CERTIFICATE TO SET FORTH DESIGNATIONS, VOTING POWERS,
              PREFERENCES, LIMITATIONS, RESTRICTIONS, AND RELATIVE
                         RIGHTS OF SERIES A CONVERTIBLE
                                 PREFERRED STOCK



     It is hereby certified that:

     I.  The  name  of  the   corporation   is  SmartServ   Online,   Inc.  (the
"Corporation"), a Delaware corporation.

     II. The certificate of incorporation of the Corporation, as amended, authorizes the issuance of 1,000,000 shares of Preferred Stock, $.01 par value per share, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue all of said shares in one or more Series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

     III. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it, has unanimously adopted the following resolution creating a class of Series A Preferred Stock:

     RESOLVED, that a portion of the authorized shares of Preferred Stock of the Corporation shall be designated as a separate series possessing the rights and preferences set forth below:

     1. Designation: Number of Shares. The designation of said series of Preferred Stock shall be Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be 500,000. Each share of Series A Preferred Stock shall have a par value of $.01 per share. The "Issuance Price" of each share of the Series A Preferred Stock shall be the aggregate purchase price at which such share, along with accompanying warrants, was first issued and sold by the Corporation to the original holder thereof pursuant to the Corporation's Confidential Private Placement Memorandum dated January 30, 2004, as amended or supplemented from time to time (the "Memorandum"), which purchase price will be equal to the lesser of (A) ten (10) times the lesser of (i) 80% of the average of the closing bid prices of the Corporation's common stock, par value $.01 per shares (the "Common Stock") over the ten trading days immediately preceding the date of each closing of such issuance and sale or (ii) 80% of the closing bid price of the Common Stock on the trading day immediately prior to the date of such closing or
(B) with respect to closings after the first closing, the purchase price at the first closing. The "Original Issue Date" shall mean the date on which shares of Series A Preferred Stock are last issued and sold by the Corporation.

     2. Ranking. The Series A Preferred Stock shall rank (i) senior to the Corporation's Common Stock) and (ii) senior to any class or series of capital stock of the Corporation hereafter created, in each case as to payment of dividends, distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

     3. Dividends.


          (a) Each holder of outstanding shares of Series A Preferred Stock (the "Holders") shall be entitled to receive preferential dividends in cash out of any funds of the Corporation legally available at the time for declaration of dividends before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock or other class or series of stock presently authorized or to be authorized (the Common Stock, and such other stock being hereinafter collectively the "Junior Stock") at the rate of 8% simple interest per annum on the Issuance Price per share of Series A Preferred Stock then held by such holder payable quarterly commencing [June 30, 2004] and on the last business day of each consecutive calendar quarter thereafter, provided, however, that dividend payments may, in the sole discretion of the Corporation, be made in fully paid and non assessable registered shares of the Corporation's Common Stock at a price valued at the lesser of (i) the average of the closing bid price of the Common Stock over the five trading days immediately prior to such dividend payment date or (ii) the closing bid price the trading day immediately prior to such dividend payment date. As used in the previous sentence, "registered" shall mean the subject of a then-effective registration statement covering the resale of such shares of the Corporation's Common Stock, which registration statement shall remain effective for the lesser of one year after the issuance of such shares and such time as all such shares have been sold by the holders of Series A Preferred Stock.

          (b) The dividends on the Series A Preferred Stock at the rate provided above shall be cumulative so that, if at any time full cumulative dividends on all shares of the Series A Preferred Stock then outstanding shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series A Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series A Preferred Stock and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

          (c) Dividends on all shares of the Series A Preferred Stock shall begin to accrue and be cumulative from and after the date of issuance thereof, and shall accrue whether or not declared. A dividend period shall be deemed to commence on the day following a quarterly dividend payment date herein specified and to end on the next succeeding quarterly dividend payment date herein specified.

     4. Liquidation Rights.

          (a) Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the Holders of the Series A Preferred Stock shall be entitled to receive before any payment or distribution shall be made on the Junior Stock, out of the assets of the Corporation available for distribution to stockholders, the Issuance Price per share of Series A Preferred Stock then outstanding and all accrued and unpaid dividends and including the date of payment thereof. Upon the payment in full of all amounts due to holders of the Series A Preferred Stock and any other series of junior Preferred Stock, all remaining assets of the Corporation legally available for distribution shall be paid to the holders of the Common Stock and Series A Preferred Stock, such distribution to be effected ratably among all such holders based on the number of shares of Common Stock that would be held if the Series A Preferred Stock were converted into shares of Common Stock. If the assets of the Corporation available for distribution to the Holders of the Series A Preferred Stock shall be insufficient to permit payment in full of the amounts payable as aforesaid to the holders of Series A Preferred Stock upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed ratably among the Holders of the Series A Preferred Stock.

          (b) For the purposes of this Certificate, the term "liquidation" shall be deemed to include (i) a consolidation or merger of the Corporation with or into any other corporation (except where the holders of Common Stock immediately prior to such transaction would own more than 50% of the voting securities of the surviving entity immediately following such transaction), (ii) a merger of any other corporation into the Corporation (except where the holders of Common Stock immediately prior to such transaction would own more than 50% of the voting securities of the surviving entity immediately following such transaction), (iii) a reorganization of the Corporation, (iv) a purchase or redemption of all or a substantial part of the outstanding shares of any class or classes of capital stock of the Corporation or (v) a sale, transfer, assignment or other disposition of all or substantially all the assets of the Corporation.

     5. Conversion into Common Stock. Shares of Series A Preferred Stock shall have the following conversion rights and obligations:

          (a) Subject to the further provisions of this paragraph 5, each holder of shares of Series A Preferred Stock shall have the right at any time commencing after the issuance of the Series A Preferred Stock to such holder to convert any or all of such shares into fully paid and non-assessable shares of Common Stock of the Corporation pursuant to the calculation provided in paragraph 5(c) below. All issued or accrued but unpaid dividends may be converted at the election of the Holder simultaneously with the conversion of the Series A Preferred Stock being converted.

          (b) All shares of Series A Preferred Stock outstanding shall automatically convert into shares of Common Stock as provided in paragraph 5(c) upon the earliest of (i) the third anniversary of the date of the Original Issue Date (the "Mandatory Conversion Date"), or (ii) upon written notice by the Corporation if, following the second anniversary of the Original Issue Date, the closing price of the Corporation's Common Stock as listed or quoted on either the NASD OTCBB or the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, whichever is the principal trading market for the Common Stock at such time, is $4.00 per share (subject to adjustment in connection with any forward or reverse stock split, stock dividend, merger, reorganization or similar event) or greater for twenty (20) consecutive trading days.

          (c) The number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock shall equal (i) the sum of (A) the Issuance Price of such share and (B) at the holder's election, accrued and unpaid dividends on such shares, divided by (ii) a conversion price (the "Conversion Price"), which shall initially be equal to 10% of the Issuance Price, and shall be subject to adjustment pursuant to paragraph 5(e) below.

          (d) The Holder of any certificate for shares of Series A Preferred Stock desiring to convert any of such shares may give notice of its decision to convert the shares into Common Stock by delivering, along with the certificate(s) representing the shares of Series A Preferred Stock to be converted, an executed and completed notice of conversion ("Notice of Conversion") to the Corporation (a "Conversion Date"). Each date on which a notice of conversion is delivered or telecopied to the Corporation or the Corporation's transfer agent in accordance with the provisions hereof shall be deemed a Conversion Date. A form of Notice of Conversion that may be employed by a Holder is annexed hereto as Exhibit A. The Corporation will cause the transfer agent to transmit the certificates representing the shares of the Corporation's Common Stock issuable upon conversion of the Series A Preferred Stock (and a certificate representing the balance of the Series A Preferred Stock not so converted, if requested by the Holder) to the Holder by (i) to the extent permitted by the transfer agent for the Common Stock, crediting the account of the Holder's prime broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system, or (ii) otherwise, by delivery to the Holder of a stock certificate representing such shares of Common Stock, within five (5) business days after receipt by the Corporation of the Notice of Conversion and the certificate(s) representing the shares of Series A Preferred Stock to be converted (the "Delivery Date"). The Corporation shall deliver to the Holder simultaneously with the aforedescribed Common Stock, at the election of the Holder, additional Common Stock representing the conversion, at the Conversion Price, of dividends accrued on the Series A Preferred Stock being converted.

               In the case of the exercise of the conversion rights set forth in paragraph 5(a) the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation of the Notice of Conversion. The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record holder of such Common Stock and shall on the same date cease to be treated for any purpose as the record holder of such shares of Series A Preferred Stock so converted.

               Upon the conversion of any shares of Series A Preferred Stock no adjustment or payment shall be made with respect to such converted shares on account of any dividend on the Common Stock, except that the holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

               The Corporation shall not be required, in connection with any conversion of Series A Preferred Stock, to issue a fraction of a share of its Common Stock and shall instead deliver a stock certificate representing the next whole number of shares.

          (e) The Conversion Price determined pursuant to 5(c) shall be subject to adjustment from time to time as follows:

               (i) In case the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Conversion Price shall be adjusted proportionately so that the holders of Series A Preferred Stock shall be entitled to receive the kind and number of shares or other securities of the Corporation which such holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the Conversion Price pursuant to this paragraph 5(e)(i) shall become effective immediately after the effective date of the event.

          (f) (i) In case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock and the Series A Preferred Stock), then, unless the right to convert shares of Series A Preferred Stock shall have terminated, as part of such merger lawful provision shall be made so that holders of Series A Preferred Stock shall thereafter have the right but not the obligation to convert each share of Series A Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock would have been convertible by the holder immediately prior to such consolidation or merger. Such provision shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraph (e) of this paragraph 5. The foregoing provisions of this paragraph 5(f) shall similarly apply to successive mergers.

               (ii) In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the holders of Series A Preferred Stock shall thereafter have the right but not the obligation to convert each share of the Series A Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

          (g) Whenever the number of shares to be issued upon conversion of the Series A Preferred Stock is required to be adjusted as provided in this paragraph 5, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series A Preferred Stock and the Common Stock; and the Corporation shall mail to each Holder of record of Series A Preferred Stock notice of such adjusted conversion amount, including the Conversion Price at the time in effect, and the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock..

          (h) In case at any time the Corporation shall propose:

               (i) to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

               (ii) to offer for subscription to the holders of its Common Stock any additional shares of any class or any other rights; or

               (iii) any capital reorganization or reclassification of its shares or the merger of the Corporation with another corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock); or

               (iv) the voluntary dissolution, liquidation or winding-up of the Corporation;

then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Corporation shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series A Preferred Stock and to the holders of record of the Series A Preferred Stock.

          (i) So long as any shares of Series A Preferred Stock shall remain outstanding and the Holders thereof shall have the right to convert the same in accordance with provisions of this paragraph 5, the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversion.

          (j) The Corporation shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series A Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series A Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

          (k) The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

     6. Voting Rights. Except as otherwise required by law, the holders of Series A Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and to vote together as a single class with the holders of the Common Stock, except that holders of the Series A Preferred Stock shall be entitled to vote separately on (i) any alteration of the rights of the Series A Preferred Stock; (ii) any change in the authorized numbers of shares of the Series A Preferred Stock except as expressly authorized hereby (other than an increase in the number of the Series A Preferred Stock in connection with shares to be issued pursuant to offering described in the Memorandum), (iii) the redemption or repurchase of shares of Series A Preferred Stock; or (iv) with respect to those matters required by law to be submitted to a separate class or series vote. Each share of Series A Preferred Stock issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which it is convertible, as adjusted from time to time under Section 4 hereof. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded up to the next higher whole number.

     7. Status of Converted Stock. In case any shares of Series A Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series A Preferred Stock.

     8. Restriction on Additional Issuances. The Corporation shall not, without the prior written consent of the Holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock, create or issue any additional shares of preferred stock (other than the shares of Series A Preferred Stock, as to which the Corporation shall be permitted to create or issue additional shares of Series A Preferred Stock in connection with the offering pursuant to the Memorandum) or securities of the Corporation which rank senior to or pari passu with the Series A Preferred Stock with respect to payment of dividends or liquidation or other distribution of assets, other than debt securities issued in connection with borrowings, securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, where the principal consideration for such transaction is not the issuance of such securities, direct or indirect, from financial institutions or other persons by the Corporation, provided such securities and borrowings do not have any equity features, including warrants, options or other rights to purchase capital stock, and are not convertible into capital stock of the Corporation.

     9. Redemption. The Series A Preferred Stock is not redeemable.

     10. Preemptive Rights. From the date hereof until such time as a Holder no longer holds any Series A Preferred, the Corporation shall not effect a financing of its Common Stock or Common Stock equivalents (i.e., securities of the Corporation or any of its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (such securities, "Capital Share Equivalents")) (a "Subsequent Financing") unless (i) the Corporation delivers to each such Holder a written notice at least 15 trading days prior to the closing of such Subsequent Financing (the "Subsequent Financing Notice") of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto and (ii) each such Holder shall not have notified the Corporation in writing by 5:00 p.m. (New York City time) on the tenth (10th) trading day after its receipt of the Subsequent Financing Notice of its willingness to purchase (or to cause its designee to purchase), subject to completion of mutually acceptable documentation, securities in such financing in an amount equal to up to that amount necessary such that immediately following such Subsequent Financings, such Holder beneficially owns the same percentage of Common Stock, on an as-converted and fully diluted basis that such Holder beneficially owned immediately prior to such Subsequent Financing. Such Holder's participation in a Subsequent Financing shall be on the same terms set forth in the Subsequent Financing Notice. If one or more Holders shall fail to so notify the Corporation in writing of their willingness to participate in the Subsequent Financing, the Corporation may effect the remaining portion of such Subsequent Financing on the terms and to the persons set forth in the Subsequent Financing Notice; provided that the Corporation must provide each Holder with a second Subsequent Financing Notice, and each Holder will again have the preemptive right set forth above in this Section, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 trading days after the date of the initial Subsequent Financing Notice.

     Notwithstanding the foregoing, this Section 10 shall not apply in respect of the issuance of (a) shares of Common Stock or options or warrants to employees, consultants, advisors, officers or directors of the Corporation that have been approved by the Board of Directors or issued pursuant to any stock or option plan duly adopted by the Board of Directors of the Corporation, (b) securities upon anti-dilution adjustments under any securities, options or warrants issued and outstanding on the Original Issue Date, and securities upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the Original Issue Date, provided that such securities have not been amended since such date, (c) securities in connection with acquisitions or strategic investments (including, without limitation, any licensing or distribution arrangements), the primary purpose of which is not to raise capital, (d) securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, where the principal consideration for such transaction is not the issuance of such securities or (e) securities issued in connection with the financing described in the Memorandum.

     In witness whereof, SmartServ Online, Inc. has caused this Certificate to be executed by Robert M. Pons, its President, this 13th day of February, 2004.

                                SMARTSERV ONLINE, INC.

                                By: /s/ Robert M. Pons
                                   ---------------------------------------------
                                   Name:  Robert M. Pons
                                   Title:   President

                                     AMENDED
                        CERTIFICATE OF THE DESIGNATIONS,
                    VOTING POWERS, PREFERENCES, LIMITATIONS,
                        RESTRICTIONS AND RELATIVE RIGHTS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                            OF SMARTSERV ONLINE, INC.

                            (CERTIFICATE OF INCREASE)

          PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW OF THE
                                STATE OF DELAWARE
                                     * * * *


     SmartServ  Online,   Inc.,  a  Delaware  corporation  (the  "Corporation"),
pursuant to resolutions duly adopted by the Board of Directors of the Corporation by unanimous written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware ("DGCL"), dated February 27, 2004, does hereby certify:

          FIRST: That the Corporation filed a Certificate of Designation (the "Series A Certificate of Designation") on February 13, 2004, designating 500,000 shares of the authorized preferred stock of the Corporation as "Series A Convertible Preferred Stock."

          SECOND: That the Series A Certificate of Designation is hereby amended to increase the number of shares constituting such series from 500,000 to 870,000.

          THIRD: That this amended Series A Certificate of Designation has been duly authorized and directed by resolutions of the Board of Directors of the Corporation in accordance with the provisions of Section 151 of the DGCL.

     IN WITNESS WHEREOF, SmartServ Online, Inc. has caused this amended Series A Certificate of Designation to be signed by Robert M. Pons, its President, this 27th day of February, 2004.

                                SMARTSERV ONLINE, INC.



                                By: /s/ Robert M. Pons
                                   ---------------------------------------------
                                   Name: Robert M. Pons
                                   Title:  President

                            CERTIFICATE OF CORRECTION
                                       TO
                             CERTIFICATE OF INCREASE
                                       OF
                             SMARTSERV ONLINE, INC.


     SMARTSERV ONLINE, INC., a Delaware corporation (the "Corporation"), acting pursuant to Section 103(f) of the Delaware General Corporation Law in order to correct a defect in that certain Certificate of Increase of Shares Designated as Series A Convertible Preferred Stock (the "Certificate of Increase") filed on February 27, 2004, hereby certifies as follows:

     1. On February 13, 2004, the Corporation filed its Certificate of the Designations, Preferences and Rights of the Series A Convertible Preferred Stock, designating 500,000 shares of $.01 par value Series A Convertible Preferred Stock.

     2. Thereafter, the Corporation's Board of Directors approved an increase in the number of shares of Series A Convertible Preferred Stock, and the Corporation's president signed and filed with the Delaware Secretary of State a Certificate of Increase increasing the number of authorized Series A Convertible Preferred Stock from 500,000 to 870,000.

     3. The Certificate of Increase is defective because the number "870,000" should have read "874,824" instead, which corrected number represents the total number of shares of Series A Convertible Preferred Stock authorized by the Board of Directors.

     4. The defect in the Certificate of Increase is hereby corrected by deleting the number "870,000" from the 4th line of the second paragraph beginning with the word "That" and replacing it with the number 874,824.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction as of the 10th day of March 2004.

                                        SMARTSERV ONLINE, INC.


                                        By: /s/ Robert M. Pons
                                           -------------------------------------
                                           Name: Robert M. Pons
                                           Title:  President

                                     AMENDED
                        CERTIFICATE OF THE DESIGNATIONS,
                    VOTING POWERS, PREFERENCES, LIMITATIONS,
                        RESTRICTIONS AND RELATIVE RIGHTS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                            OF SMARTSERV ONLINE, INC.

                            (CERTIFICATE OF INCREASE)

          PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW OF THE
                                STATE OF DELAWARE
                                     * * * *

     SmartServ  Online,   Inc.,  a  Delaware  corporation  (the  "Corporation"),
pursuant to resolutions duly adopted by the Board of Directors of the Corporation at a meeting held on March 10, 2004, does hereby certify:

1. That the Corporation filed a Certificate of Designation (the "Series A Certificate of Designation") on February 13, 2004, designating 500,000 shares of the authorized preferred stock of the Corporation as "Series A Convertible Preferred Stock."

2. That the Corporation filed a Certificate of Increase ("First Certificate of Increase") on February 27, 2004 in order to increase the number of shares constituting such series from 500,000 to 870,000.

3. That the Corporation filed a Certificate of Correction ("Certificate of Correction") to its First Certificate of Increase on March 11, 2004 in order to correct an error contained in the First Certificate of Increase which improperly referenced the total number of shares authorized by the Board of Directors as 870,000 when it should have referenced the total number of shares authorized by the Board of Directors to be 874,824.

4. That the Corporation desires to further increase the number of shares of Series A Convertible Preferred Stock authorized by the Board of Directors in its Series A Certificate of Designation, increased by its First Certificate of Increase and thereafter corrected by its Certificate of Correction, from 874,824 to 876,491.

5. That this Second Certificate of Increase of Series A Convertible Preferred Stock has been duly authorized and directed by resolutions of the Board of Directors of the Corporation in accordance with the provisions of Section 151 of the DGCL.

     IN WITNESS WHEREOF, SmartServ Online, Inc. has caused this amended Series A Certificate of Designation to be signed by Robert M. Pons, its President, this 12th day of March, 2004.

                                        SMARTSERV ONLINE, INC.


                                        By: /s/ Robert M. Pons
                                           -------------------------------------
                                        Name:  Robert M. Pons
                                        Title:   President